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                                                                    Exhibit 32.1

                                CERTIFICATION OF
                             CHIEF EXECUTIVE OFFICER
                           OF GROUP 1 AUTOMOTIVE, INC.
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying report on Form 10-Q for the three month period ended June 30, 2004, and filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, B.B. Hollingsworth, Jr., Chief Executive Officer of Group 1 Automotive, Inc. (the "Company"), hereby certify, to the best of my knowledge, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 30, 2004

                                                     /s/ B.B. Hollingsworth, Jr.
                                                     ---------------------------
                                                     B.B. Hollingsworth, Jr.
                                                     Chief Executive Officer

      A signed original of this written statement required by Section 906 has been provided to Group 1 Automotive, Inc. and will be retained by Group 1 Automotive, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.